UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 22, 2006
Date of Report (Date of earliest event reported)

AQUA SOCIETY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50163	52-2357931
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Konrad - Adenauer Strasse 9-13
45699 Herten, Germany	_________________
(Address of principal executive offices)	(Zip Code)

011-49-6031-791-760
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective March 22, 2006, Achim Stamm resigned as the Chief Financial Officer, Secretary and Treasurer and as a member of the Board of Directors of Aqua Society, Inc. (the “Company”). Dr. Petrus Lodestijn, the Company’s President and Chief Executive Officer, has been appointed to fill the positions of Secretary, Treasurer and Chief Financial Officer for the time being. The Company is currently screening candidates to fill the position of Chief Financial Officer on a permanent basis. Mr. Lodestijn was also appointed as a member of the Board of Directors of the Company to fill the vacancy created by Mr. Stamm’s resignation.

Mr. Lodestijn has been a practicing lawyer in the Netherlands for the past 20 years, specializing in international distribution, licensing and intellectual property rights.

The Company is not certain whether Mr. Stamm’s resignation was due to any disagreement he may have had with the Company’s operations, policies or practices and is seeking to clarify with Mr. Stamm the reasons for his resignation and will file an amendment to this report upon obtaining clarification.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA SOCIETY, INC.

Date: March 28, 2006
	By:	/s/ Petrus Lodestijn

PETRUS LODESTIJN
Chief Executive Officer, Chief Financial
Officer, President, Secretary and Treasurer